   As filed with the Securities and Exchange Commission on September 8, 1999.

                                                      Registration No. 333-____
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                       ARDIS TELECOM & TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)



              DELAWARE                                      75-2801677
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

     8100 JETSTAR DRIVE, SUITE 100
             IRVING, TEXAS                                      75063
 (Address of Principal Executive Offices)                    (Zip Code)


                            -------------------------

                       ARDIS TELECOM & TECHNOLOGIES, INC.
                            AMENDED STOCK OPTION PLAN
                                       AND
                              PERFORMANCE WARRANTS
       FOR CERTAIN EXECUTIVE OFFICERS AND KEY EMPLOYEES OF ARDIS TELECOM &
                               TECHNOLOGIES, INC.
                            (Full title of the plans)

                            -------------------------

           ROGER D. BRYANT                                 COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER               WILLIAM L. RIVERS, ESQ.
 ARDIS TELECOM & TECHNOLOGIES, INC.                   ARTER & HADDEN LLP
    8100 JETSTAR DRIVE, SUITE 100                  1717 MAIN ST., SUITE 4100
         IRVING, TEXAS 75063                       DALLAS, TEXAS 75201-4605
        (Name and address of                            (214) 761-2100
         agent for service)

                                 (972) 929-1920
                               (Telephone number,
                              including area code,
                              of agent for service)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                              PROPOSED MAXIMUM
TITLE OF SECURITIES TO        AMOUNT TO BE            PROPOSED MAXIMUM       AGGREGATE OFFERING         AMOUNT OF
     BE REGISTERED           REGISTERED(1)       OFFERING PRICE PER SHARE         PRICE              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
  Common Stock $.001        1,100,000 shares             (2)                   $  943,341(2)             $263(3)
     par value(4)
--------------------------------------------------------------------------------------------------------------------
  Common Stock $.001         875,000 shares            0.53(6)                 $  463,750                $129
     par value(5)
--------------------------------------------------------------------------------------------------------------------
         TOTAL                 1,975,000                                       $1,407,091                $392
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

         (1) Pursuant to Rule 416, shares of Common Stock of the Registrant issuable (i) pursuant to the exercise of options granted or to be granted under the ARDIS Telecom & Technologies, Inc. Stock Option Plan (the "Plan") and (ii) upon exercise of Performance Warrants ("Compensation Contracts") granted to certain executive officers and key employees of the Registrant in order to prevent dilution resulting from any future stock split, stock divided or similar transactions are also being registered hereunder.
         (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee as follows: (i) the maximum proposed offering price at which outstanding options under the Plan (1,028,990 shares of Common Stock) may be exercised is $905,706 and (ii) the maximum proposed offering price at which unissued options may be exercised under the Plan (71,010 shares of Common Stock) is $37,635 calculated on the basis of the market price per share of Common Stock on the NASD's OTCBB on September 3, 1999 ($0.53), in accordance with Rule 457(c).
         (3) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 1,200,000 shares of Common Stock previously registered by that Registration Statement on Form S-8 filed with the Commission on March 14, 1997 (Reg. No. 333-23313).
         (4) Represents additional shares of Common Stock reserved for issuance under the Plan.
         (5) Represents the shares of Common Stock reserved for issuance under the Compensation Contracts.
         (6) Based on the price per share pursuant to which outstanding Compensation Contracts can be exercised pursuant to Rule 457(h).

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

                                EXPLANATORY NOTE

         PURPOSE.

         This Registration Statement is being filed for the purposes of (1) registering an additional 1,100,000 shares of the Registrant's Common Stock issuable pursuant to stock options granted under the Registrant's Stock Option Plan for which a Registration Statement on Form S-8 (No. 333-23313) is currently effective and (2) registering up to 875,000 shares of the Registrant's Common Stock issuable upon exercise of certain Performance Warrants ("Compensation Contracts") granted by the Registrant to certain of its executive officers and key employees.

         REGISTRATION OF ADDITIONAL SECURITIES.

         The Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 14, 1997 (No. 333-23313) is hereby incorporated by reference.

         COMPENSATION CONTRACTS.

         The Registrant represents that the Compensation Contracts have been issued under an "employee benefit plan," as that term is defined pursuant to Rule 405 of Regulation C.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information filed by the Registrant (or by Canmax, Inc., the Registrant's predecessor) with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission for the fiscal year ended October 31, 1998;

         (b) our Quarterly Reports on Form 10-Q filed with the Commission for the quarters ended January 31, 1999 and April 30, 1999;

         (c)      our Current Report on Form 8-K dated December 7, 1998; and

         (d) all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents, acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (I.E., one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such persons have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses, despite such adjudication of liability.

         Section 102(b)(7) of the DGCL permits a corporation organized under Delaware law to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations. The Registrant's Certificate of Incorporation includes the following provision:

                  No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, PROVIDED, HOWEVER, that the foregoing is not intended to eliminate or limit the liability of a director of the Corporation for (i) any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         The Registrant's Bylaws further provides for the indemnification of, and advancement of expenses to, its officers and directors in certain circumstances.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         (a)  Exhibits.

               Exhibit            Description
             -----------          ---------------------------------------------------------------------------
                 4.1              Amended and Restated Stock Option Plan (filed as Exhibit 4.3 to the
                                  Registrant's Annual Report on Form 10-K for the year ended October 31,
                                  1998 and incorporated herein by reference)

                 4.2              Form of Stock Option Agreement (filed as Exhibit 10.2 to the Registrant's
                                  Registration Statement on Form 10 filed on October 5, 1993 and incorporated herein by reference)

                 4.3              Amended Common Stock Purchase Warrant issued to Roger D. Bryant dated July
                                  1, 1997 and amended July 20, 1998 (filed herewith)

                 4.4              Amended Common Stock Purchase Warrant issued to Debra L. Burgess dated
                                  July 1, 1997 and amended July 20, 1998 (filed herewith)

                 4.5              Common Stock Purchase Warrant issued to Roger D. Bryant dated July 1, 1998
                                  (filed herewith)

                 4.6              Common Stock Purchase Warrant issued to Debra L. Burgess dated July 1,
                                  1998 (filed herewith)

                 4.7              Common Stock Purchase Warrant issued to Ivor J. Flannery dated July 20,
                                  1998 (filed herewith)


                                      4

                 4.8              Common Stock Purchase Warrant issued to Scott R. Matthews dated July 20,
                                  1998 (filed herewith)

                 5.1              Opinion of Arter & Hadden LLP, as to the validly of the shares of Common
                                  Stock offered hereby (including shares of Common Stock issuable upon exercise of stock options and the Compensation Contracts) (filed herewith)

                23.1              Consent of Arter & Hadden LLP (included as part of Exhibit 5.1)

                23.2              Consent of King, Griffin & Adamson P.C., independent auditors (filed herewith)

                23.3              Consent of Ernst & Young LLP (filed herewith)

ITEM 9.       UNDERTAKINGS.

      A.      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on September 8, 1999.

                      ARDIS TELECOM & TECHNOLOGIES, INC.


                      By: /s/ Roger D. Bryant
                          -------------------------------------
                          Roger D. Bryant
                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on September 8, 1999.

SIGNATURES                                    TITLES
---------------------------------------       -------------------------------------------------


/s/ Roger D. Bryant                           President, Chief Executive Officer and Director
---------------------------------------       (PRINCIPAL EXECUTIVE OFFICER)
Roger D. Bryant


/s/ Debra L. Burgess                          Chief Operating Officer, Chief Financial Officer,
---------------------------------------       Executive Vice President and Director
Debra L. Burgess                              (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


/s/ Nick DeMare                               Director
---------------------------------------
Nick DeMare


/s/ Robert M. Fidler                          Director
---------------------------------------
Robert M. Fidler


/s/ Thomas Rinehart                           Director
---------------------------------------
Thomas Rinehart

                                INDEX TO EXHIBITS

        Exhibit       Description
      -----------     ----------------------------------------------------------
        4.1           Amended and Restated Stock Option Plan (filed as Exhibit
                      4.3 to the Registrant's Annual Report on Form 10-K for the
                      year ended October 31, 1998 and incorporated herein by
                      reference)

        4.2 Form of Stock Option Agreement (filed as Exhibit 10.2 to the Registrant's Registration Statement on Form 10 filed on October 5, 1993 and incorporated herein by reference)

        4.3           Amended Common Stock Purchase Warrant issued to Roger D.
                      Bryant dated July 1, 1997 and amended July 20, 1998 (filed herewith)

        4.4           Amended Common Stock Purchase Warrant issued to Debra L.
                      Burgess dated July 1, 1997 and amended July 20, 1998
                      (filed herewith)

        4.5 Common Stock Purchase Warrant issued to Roger D. Bryant dated July 1, 1998 (filed herewith)

        4.6 Common Stock Purchase Warrant issued to Debra L. Burgess dated July 1, 1998 (filed herewith)

        4.7 Common Stock Purchase Warrant issued to Ivor J. Flannery dated July 20, 1998 (filed herewith)

        4.8 Common Stock Purchase Warrant issued to Scott R. Matthews dated July 20, 1998 (filed herewith)

        5.1 Opinion of Arter & Hadden LLP, as to the validly of the shares of Common Stock offered hereby (including shares of Common Stock issuable upon exercise of stock options and the Compensation Contracts) (filed herewith)

       23.1           Consent of Arter & Hadden LLP (included as part of Exhibit
                      5.1)

       23.2 Consent of King, Griffin & Adamson P.C., independent auditors (filed herewith)

       23.3           Consent of Ernst & Young LLP (filed herewith)